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As filed with the Securities and Exchange Commission on July 31, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ASK JEEVES, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3334199
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5858 Horton Street, Suite 350
Emeryville, California 94608
(Address of principal executive offices) (Zip Code)

1999 Equity Incentive Plan, as Amended through May 25, 2000
1999 Employee Stock Purchase Plan, as Amended through May 25, 2000

(Full title of the Plan(s))

A. George (Skip) Battle
Chief Executive Officer
Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
(Name and address of agent for service)
 (510) 985-7400
(Telephone Number, including area code, of agent for service)

Copy to:

Rod J. Howard
David B. Haber
Brobeck, Phleger & Harrison LLP
2000 University Avenue
Palo Alto, California 94303
Telephone: (650) 331-8000
Facsimile: (650) 331-8100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

1999 Equity Incentive Plan, as Amended through May 25, 2000 Common Stock, $.001 par value	2,884,219 shares	$0.95	$2,740,008.05	$252.09

1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 Common Stock, $.001 par value(3)	400,000 shares	$0.95	$380,000.00	$34.96
	3,284,219 shares		Aggregate Registration Fee	$287.05

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Equity Incentive Plan, as Amended through May 25, 2000 and the 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on July 26, 2002 as reported by the Nasdaq National Market.

(3)
Due to a typographical error, the number of shares registered under the 1999 Employee Stock Purchase Plan at the proposed offering price of $1.22 in the Registration Statement Filing No. 333-73400 was incorrectly stated as 283,623. The actual number of shares registered (and for which a filing fee was paid) was 233,623.

        Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 3,284,219 shares of Common Stock of the Registrant for issuance under the 1999 Equity Incentive Plan, as Amended through May 25, 2000 and the 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000. The contents of the prior Registration Statements relating to the Plans, Filing No. 333-73400, Filing No. 333-88435 and Filing No. 333-33694, are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Ask Jeeves, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on February 28, 2002;

  (b)
  The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2002 filed with the Commission on April 30, 2002;

  (c)
  The Registrant's Registration Statement No. 000-26521 on Form 8-A filed with the Commission on June 28, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock; and

  (d)
  The Registrant's Registration Statement No. 000-26521 on Form 8-A/12G filed with the Commission on May 10, 2001, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Stock Purchase Rights.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number		Exhibit
4.1		Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26521 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) and 3(d) of this Registration Statement.
4.2	(1)	Rights Agreement, dated as of April 26, 2001, between the Registrant and Fleet National Bank, N.A.
5		Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1		Consent of Ernst & Young, LLP, Independent Auditors.
23.2		Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24		Power of Attorney. Reference is made to page II-3 of this Registration Statement.
99.1	(2)	1999 Equity Incentive Plan, as Amended through May 25, 2000.
99.2	(2)	Form of Option Agreement for the 1999 Equity Incentive Plan, as Amended through May 25, 2000.
99.3	(2)	1999 Employee Stock Purchase Plan, as Amended through May 25, 2000.

(1)
Previously filed with the Registrant's Form 8-K filed with the Commission on May 10, 2001.

(2)
Previously filed as an Exhibit to the Registrant's Form S-8 (Filing No. 333-73400) filed with the Commission on November 15, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on this 31st day of July, 2002.

Ask Jeeves, Inc.
By:	/s/ A. GEORGE (SKIP) BATTLE A. George (Skip) Battle Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Ask Jeeves, Inc., a Delaware corporation, do hereby constitute and appoint A. George (Skip) Battle, Chief Executive Officer and Cynthia Pevehouse, Secretary and General Counsel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. GEORGE (SKIP) BATTLE A. George (Skip) Battle	Chief Executive Officer, Director (Principal Executive Officer)	July 31, 2002
/s/ STEVEN J. SORDELLO Steven J. Sordello	Chief Financial Officer (Principal Financial Officer)	July 31, 2002
/s/ CHRISTINE M. DAVIS Christine M. Davis	Vice President and Corporate Controller (Principal Accounting Officer)	July 31, 2002
/s/ GARRETT GRUENER Garrett Gruener	Chairman of the Board of Directors	July 31, 2002
/s/ DAVID S. CARLICK David S. Carlick	Director	July 31, 2002
/s/ JOSHUA C. GOLDMAN Joshua C. Goldman	Director	July 31, 2002
/s/ JAMES KIRSNER James Kirsner	Director	July 31, 2002
/s/ ROGER A. STRAUCH Roger A. Strauch	Director	July 31, 2002
/s/ GEOFFREY Y. YANG Geoffrey Y. Yang	Director	July 31, 2002

EXHIBIT INDEX

Exhibit Number		Exhibit
4.1		Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements No. 000-26521 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) and 3(d) of this Registration Statement.
4.2	(1)	Rights Agreement, dated as of April 26, 2001, between the Registrant and Fleet National Bank, N.A.
5		Opinion and consent of Brobeck, Phleger & Harrison LLP.
23.1		Consent of Ernst & Young, LLP, Independent Auditors.
23.2		Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24		Power of Attorney. Reference is made to page II-3 of this Registration Statement.
99.1	(2)	1999 Equity Incentive Plan, as Amended through May 25, 2000.
99.2	(2)	Form of Option Agreement for the 1999 Equity Incentive Plan, as Amended through May 25, 2000.
99.3	(2)	1999 Employee Stock Purchase Plan, as Amended through May 25, 2000.

(1)
Previously filed with the Registrant's Form 8-K filed with the Commission on May 10, 2001.

(2)
Previously filed as an Exhibit to the Registrant's Form S-8 (Filing No. 333-73400) filed with the Commission on November 15, 2001.

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PART II Information Required in the Registration Statement
  Item 3. Incorporation of Documents by Reference
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX